As filed with the Securities and Exchange Commission on March 20, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CADENCE PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	41-2142317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12481 High Bluff Drive, Suite

200 San Diego, CA 92130

(858) 436-1400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Theodore R. Schroeder

President and Chief Executive Officer

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200

San Diego, CA 92130

(858) 436-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cheston J. Larson, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, CA 92130 (858) 523-5400	Hazel M. Aker Cadence Pharmaceuticals, Inc. 12481 High Bluff Drive, Suite 200 San Diego, CA 92130 (858) 436-1400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer:	☒

Non-accelerated filer:	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	18,059,691 shares	$7.64	$137,976,039.24	$7,699.06

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the registrant’s common stock as reported on the NASDAQ Global Market on March 16, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 20, 2009

P R O S P E C T U S

18,059,691 Shares

CADENCE PHARMACEUTICALS, INC.

Common Stock

This prospectus relates to the resale from time to time of up to 18,059,691 shares of our common stock by the selling security holders named in this prospectus and the selling security holders’ transferees. Of the shares, 12,039,794 were issued pursuant to a private placement that closed on February 18, 2009, and an additional 6,019,897 shares are issuable upon the exercise of warrants sold in the private placement which became exercisable on February 18, 2009 and expire on February 18, 2014. The private placement is more fully described on pages 4 through 7 of this prospectus under the heading “Selling Security Holders.” We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling security holders, although we may receive proceeds upon the exercise of the warrants.

The selling security holders may sell the shares of common stock being offered by this prospectus from time to time at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices and on other terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is traded on the NASDAQ Global Market under the symbol “CADX.” On March 19, 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $8.65 per share.

Investing in our common stock involves a high degree of risk. You are urged to read the section entitled “Risk Factors” beginning on page 3 of this prospectus, which describes specific risks and other information that should be considered before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission on March 20, 2009. The prospectus relates to 18,059,691 shares of our common stock, including 6,019,897 shares of our common stock issuable upon the exercise of warrants, which the selling security holders named in this prospectus may sell from time to time. We will not receive any of the proceeds from these sales, except that upon any exercise of the warrants by payment of cash, we will receive the exercise price of the warrants. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling security holders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders should not make an offer to sell shares of our common stock under this prospectus in any jurisdiction where the offer is not permitted. Brokers or dealers should confirm the existence of an exemption from registration or effect a registration in connection with any offer and sale of these shares.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information.”

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.

CADENCE PHARMACEUTICALS, INC.

Overview

We are a biopharmaceutical company focused on in-licensing, developing and commercializing product candidates principally for use in the hospital setting. Since our inception in May 2004, we have in-licensed rights to two late-stage product candidates, Acetavance™, a proprietary intravenous formulation of acetaminophen, and Omigard™, or omiganan pentahydrochloride 1% aqueous gel.

We in-licensed the exclusive United States, or U.S., and Canadian rights to Acetavance from Bristol-Myers Squibb Company, which markets this product candidate under a different brand name in Europe and other markets for the treatment of acute pain and fever. We believe that Acetavance may fulfill significant unmet needs in the hospital setting. We believe that the hospital pharmaceuticals market is both concentrated and underserved, which may enable us to build our own hospital-focused sales force if Acetavance achieves U.S. Food and Drug Administration, or FDA, approval.

We also in-licensed the exclusive rights to commercialize Omigard in North America and Europe in July 2004, and we devoted substantial efforts to the development of this product candidate from that time until March 2009, when we announced the discontinuation of this program due to the failure of our Phase III clinical trial to meet its primary endpoint.

Our goal is to become a leading biopharmaceutical company focused on the development and commercialization of proprietary pharmaceuticals principally for use in the hospital setting. Our near-term strategy is to focus on completing the development and commercialization of Acetavance. We intend to build a leading franchise in the hospital setting, continuing to focus on products that are in late stages of development, currently commercialized outside the U.S., or approved in the U.S. but with significant commercial potential for proprietary new uses or formulations. Our longer-term strategy is to in-license, acquire, develop and commercialize additional product candidates that are in late-stages of development, currently commercialized outside the U.S. or approved in the U.S. but with significant commercial potential for proprietary new uses or formulations.

Recent Developments

In February 2009, we raised aggregate gross proceeds of approximately $86.6 million from a private placement of approximately 12.0 million shares of common stock at a price of $7.13 per share, and warrants to purchase up to approximately 6.0 million additional shares of common stock at a price of $0.125 per warrant. Each warrant has a five-year term and is exercisable in cash or by net exercise for one share of common stock at a price of $7.84. This prospectus relates to the resale from time to time of the shares of our common stock, including shares of our common stock issuable upon exercise of warrants, acquired by the purchasers in the February 2009 private placement. The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and were sold pursuant to Regulation D of the Securities Act. These securities may not be offered or sold in the U.S. absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws, and we have agreed to file a registration statement no later than March 20, 2009 covering the resale of the shares of common stock acquired by the investors and shares of common stock issuable upon exercise of the warrants acquired by the investors.

In March 2009, we announced that our Phase III clinical trial for Omigard did not meet its primary objective, and that we were discontinuing our development efforts for this product candidate because we believe that the results of our clinical trial would not support an NDA submission. At the same time, we announced that we were implementing cost reduction measures and restructuring our operations to make additional resources available for our Acetavance development program and other operating activities.

THE OFFERING

Issuer	Cadence Pharmaceuticals, Inc.

Selling Security Holders	Institutional and other accredited investors who purchased shares of our common stock and warrants in a private placement in February 2009.

Securities offered by Selling Security Holders

18,059,691 shares of our common stock, which includes 6,019,897 shares issuable to the selling security holders named in this prospectus upon the exercise of the warrants sold in the private placement.

Use of Proceeds

We will not receive any proceeds from sales of the shares of common stock sold from time to time under this prospectus by the selling security holders. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants, which will be used for general corporate purposes.

Warrants

Each warrant sold in the private placement is exercisable for shares of our common stock at an initial exercise price of $7.84 per share, subject to adjustment upon certain events. The warrants were exercisable upon issuance and will expire at 5:00 p.m., New York City time, on February 18, 2014.

Trading of Warrants

The common stock underlying the warrants sold in the private placement is being registered for resale hereunder. Currently, there is no public market for the warrants, and we do not expect that any such market will develop. The warrants will not be listed on any securities exchange or included in any automated quotation system.

Risk Factors

An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 for a discussion of certain factors that you should consider when evaluating an investment in our common stock.

NASDAQ Global Market symbol	“CADX”

RISK FACTORS

Before you decide whether to purchase any of our common stock, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Incorporation of Certain Information by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. Such statements include, but are not limited to, statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would” or similar expressions. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results may differ materially from those set forth in this prospectus or any prospectus supplement, including the information we incorporate by reference, due to the risks and uncertainties inherent in our business, including, without limitation, the following risks: we are largely dependent on the success of our only product candidate, Acetavance, and on our ability to obtain regulatory approval for, and successfully commercialize, Acetavance on a timely basis; we cannot be certain that the clinical trial and other data we plan to submit in our applications for regulatory approval of Acetavance will be adequate to support its safety and efficacy; we rely on third parties to assist us with our regulatory submissions and other important aspects of our product development programs, and if the performance of those third parties is substandard or delayed, our ability to obtain regulatory approval for Acetavance may be delayed or limited; changes made in scaling-up or transferring the manufacturing processes for Acetavance may result in a lack of comparability between our commercial product and the material used in our clinical trials, which could delay regulatory approval of this product candidate and substantially increase our costs; we are dependent upon our contract manufacturer to timely complete pre-commercialization manufacturing development activities, comply with stringent regulatory requirements and, if Acetavance is approved and commercialized, to produce Acetavance in the volumes that we require; recent publicity concerning the safety of certain drug products, which has resulted in heightened scrutiny by the FDA in the process of approving new drugs, could delay or limit any regulatory approvals we may obtain for Acetavance; even if Acetavance is approved by regulatory authorities and commercialized, we expect intense competition in the hospital marketplace for our targeted indications; unexpected adverse side effects or inadequate therapeutic efficacy of Acetavance could delay or prevent its regulatory approval or commercialization, or could result in recalls or product liability claims; the patent rights that we have in-licensed covering Acetavance are limited to a specific intravenous formulation of acetaminophen, and our market opportunity for this product candidate may be limited by the lack of patent protection for the active ingredient itself and other formulations that may be developed by competitors; we will require substantial additional funding and may be unable to raise capital when needed, or at all, which would force us to delay, reduce or eliminate our development programs and commercialization efforts; and our ability to maintain patent protection for our products and to commercialize our products without infringing the patent rights of others. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Private Securities Litigation Reform Act of 1995. You should not rely unduly on these forward-looking statements, which speak only as of the date on which they were made. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

USE OF PROCEEDS

We are registering these shares pursuant to the registration rights granted to the selling security holders in connection with our February 2009 private placement. We are not selling any securities under this prospectus and will not receive any proceeds from sales of the shares of common stock sold from time to time under this prospectus by the selling security holders.

Some of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise of the warrants for cash, the selling security holders would pay us the exercise price of the warrants, which would be used for general corporate purposes. The cash exercise price of the warrants is $7.84 per share of our common stock, subject to adjustment upon certain events. Under certain conditions set forth in the warrants, the warrants are exercisable on a cashless basis. If any warrants are exercised on a cashless basis, we would not receive any cash payment from the selling security holders upon the exercise of these warrants.

We have agreed to pay all costs, expenses and fees relating to registering the shares of our common stock referenced in this prospectus. The selling security holders will pay any brokerage commissions or similar charges incurred for the sale of such shares of our common stock. We may be liable for liquidated damages to holders of the shares if the registration statement is not declared effective by May 19, 2009 (if it does not become subject to review by the Commission), or by June 18, 2009 (if it becomes subject to review by the Commission). The amount of the liquidated damages is one percent per month, subject to an aggregate cap of eight percent per calendar year, of the aggregate purchase price of the shares of common stock purchased in our February 2009 private placement then held by such purchaser that are registrable securities.

SELLING SECURITY HOLDERS

On February 18, 2009, we issued an aggregate of 12,039,794 shares of common stock and warrants to purchase an additional 6,019,897 shares of common stock in a private placement to various institutional and other accredited investors pursuant to a Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, we agreed to file a registration statement, of which this prospectus is a part, with the Commission to register the shares of our common stock we issued in the private placement and the shares of common stock issuable upon exercise of the warrants issued in the private placement, and to keep the registration statement continuously effective until the earlier of (a) such time as all such shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (b) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, without volume or manner of sale restrictions.

The warrants issued to the purchasers in the private placement became exercisable on February 18, 2009, at an exercise price of $7.84 per share, and expire on February 18, 2014. Pursuant to conditions set forth in the warrants, the warrants are exercisable under certain circumstances on a cashless basis. If certain changes occur to our capitalization, such as a stock split or stock dividend of the common stock, then the exercise price and number of shares issuable upon exercise of the warrants will be adjusted appropriately.

We have included the shares issuable upon exercise of the warrants issued in the private placement to the selling security holders in this prospectus and related registration statement.

The following table sets forth:

•	the name of each of the selling security holders;
•	the number of shares of our common stock beneficially owned by each such selling security holder prior to this offering;
•	the percentage (if one percent or more) of our common stock owned by each such selling security holder prior to this offering;
•	the number of outstanding shares of our common stock that each selling security holder may sell pursuant to this prospectus;
•	the number of shares of our common stock issuable upon exercise of the warrants issued to each such selling security holder in the private placement;

•

the number of shares of our common stock beneficially owned by each such selling security holder upon completion of this offering, assuming the selling security holder sells all of its shares covered by this prospectus; and

•

the percentage (if one percent or more) of common stock owned by each such selling security holder after this offering, assuming the selling security holder sells all of its shares covered by this prospectus.

This table is prepared based on information supplied to us by the selling security holders, and reflects holdings as of March 16, 2009. As used in this prospectus, the term “selling security holder” includes each of the selling security holders listed below, and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from a selling security holder as a gift, pledge or other non-sale related transfer. The aggregate number of shares in the columns “Number of Outstanding Shares Being Offered” and “Shares Issuable Upon Exercise of Warrants Being Offered” represents the total shares that a selling security holder may offer under this prospectus. Each selling security holder may sell some, all or none of its shares under this prospectus. The number of shares in the column “Shares of Common Stock Beneficially Owned After Offering” assumes that the selling security holder sells all of its shares covered by this prospectus. We do not know how long the selling security holders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling security holders regarding the sale of any of the shares. Each of the selling security holders listed below has certified that (i) it purchased the shares in the ordinary course of business, and (ii) at the time of purchase of the shares to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 50,403,779 shares of our common stock actually outstanding as of March 16, 2009.

The selling security holders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Information about the selling security holders may change over time.

Except as noted in the footnotes to the table below, no selling security holder has had, within the past three years, any position, office or material relationship with us or any of our predecessors or affiliates.

Security Holder	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Number of Outstanding Shares Being Offered	Shares Issuable Upon Exercise of Warrants Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)
	Number	Percent			Number	Percent
Bay City Capital Fund IV, L.P.(3)	1,340,168	2.7%	390,608	195,304	754,256	1.5%
Bay City Capital Fund IV Co-Investment Fund, L.P.(3)	28,884	*	8,418	4,209	16,257	*
Bay City Capital Fund V, L.P.(3)	1,933,261	3.8%	563,472	281,736	1,088,053	2.2%
Bay City Capital Fund V Co-Investment Fund, L.P.(3)	36,841	*	10,738	5,369	20,734	*
Domain Partners VII, L.P.(4)	4,101,060	8.1%	2,734,040	1,367,020	–	–
DP VII Associates, L.P.(4)	69,951	*	46,634	23,317	–	–
Frazier Healthcare V, L.P.(5)	4,894,035	9.7%	347,584	173,792	4,372,659	8.7%
Frazier Healthcare VI, L.P.(6)	4,692,387	9.3%	3,128,258	1,564,129	–	–
Growth Equity Opportunities Fund, LLC(7)	1,772,679	3.5%	1,181,786	590,893	–	–
Venrock Healthcare Capital Partners, L.P.(8)	1,723,941	3.4%	999,036	499,518	225,387	*
VHCP Co-Investment Holdings, LLC(8)	316,919	*	182,750	91,375	42,794	*
Versant Venture Capital IV, L.P.(9)	2,072,448	4.1%	1,381,632	690,816	–	–
Versant Side Fund IV, L.P. (9)	13,056	*	8,704	4,352	–	–
Baker Bros. Investments II, L.P.(10)	315	*	210	105	–	–
Baker/Tisch Investments, L.P.(11)	8,069	*	4,052	2,026	1,991	*
14159, L.P.(12)	19,473	*	10,942	5,471	3,060	*
667, L.P.(13)	172,659	*	90,918	45,459	36,282	*

Security Holder	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Number of Outstanding Shares Being Offered	Shares Issuable Upon Exercise of Warrants Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)
	Number	Percent			Number	Percent
Baker Brothers Life Sciences, L.P.(14)	687,146	1.4%	393,878	196,939	96,329	*
T. Rowe Price Health Sciences Fund, Inc.(15)	1,312,500	2.6%	220,000	110,000	982,500	1.9%
T. Rowe Price Health Sciences Portfolio(15)	12,900	*	2,200	1,100	9,600	*
TD Mutual Funds – TD Health Sciences Fund(15)	90,850	*	15,900	7,950	67,000	*
AIG Retirement Company I – Health Sciences Fund(15)	103,752	*	18,968	9,484	75,300	*
John Hancock Trust – Health Sciences Trust(15)	121,100	*	21,000	10,500	89,600	*
T. Rowe Price New Horizons Fund, Inc.(15)	1,567,100	3.1%	262,000	131,000	1,174,100	2.3%
City of New York Deferred Compensation Plan – NYC 457/401K Small Cap Account(15)	47,499	*	7,866	3,933	35,700	*
T. Rowe Price New Horizons Trust(15)	46,350	*	7,700	3,850	34,800	*
T. Rowe Price U.S. Equities Trust(15)	2,750	*	500	250	2,000	*

*	Represents less than 1%.

(1)

The number of shares presented in this table as owned prior to this offering includes all shares of common stock issuable upon exercise of the warrants issued pursuant to the private placement of our common stock, which closed on February 18, 2009, as evidenced by the shares issuable upon exercise of the warrants listed in the table.

(2)

The selling security holders identified in this table may sell some, all or none of the shares owned by them that are registered under this registration statement. While we do not currently have knowledge of any agreements, arrangements or understandings with respect to the sale of any of the shares registered hereunder (other than the Securities Purchase Agreement referenced above), as required for purposes of this table, we are assuming that the selling security holders will sell all of the shares indicated in the table.

(3)

Bay City Capital LLC, a Delaware limited liability company (“BCC”), is the manager of Bay City Capital Management IV LLC, a Delaware limited liability company (“Management IV”), and Bay City Capital Management V LLC, a Delaware limited liability company (“Management V”). Management IV is the general partner of Bay City Capital Fund IV, L.P., a Delaware limited partnership (“Fund IV”), and Bay City Capital Fund IV Co-Investment Fund, L.P., a Delaware limited partnership (“Co-Investment IV”). Management IV shares voting and dispositive power with respect to the shares held by Fund IV and Co-Investment IV. Management IV disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein. Management V is the general partner of Bay City Capital Fund V, L.P., a Delaware limited partnership (“Fund V”), and Bay City Capital Fund V Co-Investment Fund, L.P., a Delaware limited partnership (“Co-Investment V”). Management V shares voting and dispositive power with respect to the shares held by Fund V and Co-Investment V. Management V disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein. BCC is also an advisor to Fund IV, Co-Investment IV, Fund V and Co-Investment V and shares voting and dispositive power with respect to the shares held by Fund IV, Co-Investment IV, Fund V and Co-Investment V. BCC disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein.

(4)

Does not include 8,432,241 shares of common stock held by Domain Partners VI, L.P., 90,369 shares of common stock held by DP VI Associates, L.P. or 27,500 shares of common stock held by Domain Associates, L.L.C. With regard to the shares beneficially owned by Domain Partners VI, L.P. and DP VI Associates, L.P., the managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and dispositive power with respect to these shares. Each managing member disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein. With regard to the shares beneficially owned by Domain Associates, L.L.C., the managing members of Domain Associates, L.L.C. share voting and dispositive power with respect to these shares. Each managing member disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein. With regard to the shares beneficially owned by Domain Partners VII, L.P. and DP VII Associates, L.P., the managing members of One Palmer Square Associates VII, L.L.C., the general partner of Domain Partners VII, L.P. and DP VII Associates, L.P., share voting and dispositive power with respect to these shares. Each managing member disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein. James C. Blair, a Director of the Company, is a managing member of One Palmer Square Associates VI, L.L.C., a managing member of One Palmer Square Associates VII, L.L.C. and a managing member of Domain Associates, L.LC. Mr. Blair disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(5)

FHM V, L.L.C., a Delaware limited liability company, is the general partner of FHM V, L.P., which is the general partner of Frazier Healthcare V, L.P. FHM V, L.L.C. and FHM V, L.P. share voting and dispositive power and may be deemed to beneficially own the securities held by Frazier Healthcare V, L.P. Alan Frazier, a Director of the Company, is a member of FHM V, L.L.C. FHM V, L.L.C., FHM V, L.P. and Mr. Frazier disclaim beneficial ownership of these securities, except to the extent of their pecuniary interests therein.

(6)

FHM VI, L.L.C., a Delaware limited liability company, is the general partner of FHM VI, L.P., which is the general partner of Frazier Healthcare VI, L.P. FHM VI, L.L.C. and FHM VI, L.P. share voting and dispositive power and may be deemed to beneficially own the securities held by Frazier Healthcare VI, L.P. Alan Frazier, a Director of the Company, is a member of FHM VI, L.L.C. FHM VI, L.L.C., FHM VI, L.P. and Mr. Frazier disclaim beneficial ownership of these securities, except to the extent of their pecuniary interests therein.

(7)

The shares and warrants directly held by Growth Equity Opportunities Fund, LLC (“GEO”) may be deemed to be indirectly beneficially owned by New Enterprise Associates 12, Limited Partnership (“NEA 12”), which is the sole member of GEO, NEA Partners 12, Limited Partnership (“NEA Partners 12”), which is the sole general partner of NEA 12, NEA 12 GP, LLC (“NEA 12 LLC”), which is the sole general partner of NEA Partners 12, and each of the individual Managers of NEA 12 LLC. The individual Managers of NEA 12 LLC are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna “Kittu” Kolluri, C. Richard Kramlich, Charles M. Linehan, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell, and Eugene A. Trainor III. All indirect holders of these securities disclaim beneficial ownership of such securities, except to the extent of their pecuniary interest therein.

(8)

Venrock Healthcare Capital Partners, L.P. and VHCP Co-Investment Holdings, LLC are each affiliates of Pipeline Trading Systems, LLC, a registered broker-dealer. VHCP Management, LLC is the general partner of Venrock Healthcare Capital Partners, L.P. and the manager of VHCP Co-Investment Holdings, LLC and shares voting and dispositive power over these securities. VHCP Management, LLC disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein.

(9)

Does not include 3,220,948 shares of common stock held by Versant Venture Capital II, L.P., 61,124 shares of common stock held by Versant Affiliates Fund II-A, L.P. or 28,787 shares of common stock held by Versant Side Fund II, L.P. Versant Ventures II, LLC is the general partner of Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P. Versant Ventures II, LLC shares voting and dispositive power over the shares of common stock held Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P. Versant Ventures II, LLC disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein. Versant Ventures IV, LLC is the general partner of Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P. Versant Ventures IV, LLC shares voting and dispositive power over the shares of common stock held Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P. Versant Ventures IV, LLC disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein. Brian G. Atwood, a Director of the Company, is a managing director of Versant Ventures II, LLC and Versant Ventures IV, LLC. Mr. Atwood disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(10)

The sole general partner of Baker Bros. Investments II, L.P. is Baker Bros. Capital, L.P., a limited partnership of which the sole general partner is Baker Bros. Capital (GP), LLC. Felix J. Baker and Julian C. Baker are the managing members of Baker Bros. Capital (GP), LLC and share voting and dispositive power over these securities. Messrs. Baker disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(11)

The sole general partner of Baker/Tisch Investments, L.P. is Baker/Tisch Capital, L.P., a limited partnership of which the sole general partner is Baker/Tisch Capital (GP), LLC. Felix J. Baker and Julian C. Baker are the managing members of Baker/Tisch Capital (GP), LLC and share voting and dispositive power over these securities. Messrs. Baker disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(12)

The sole general partner of 14159, L.P. is 14159 Capital, L.P., a limited partnership of which the sole general partner is 14159 Capital (GP), LLC. Felix J. Baker and Julian C. Baker are the managing members of 14159 Capital (GP), LLC and share voting and dispositive power over these securities. Messrs. Baker disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(13)

The sole general partner of 667, L.P is Baker Biotech Capital, L.P., a limited partnership of which the sole general partner is Baker Biotech Capital (GP), LLC. Felix J. Baker and Julian C. Baker are the managing members of Baker Biotech Capital (GP), LLC and share voting and dispositive power over these securities. Messrs. Baker disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(14)

The sole general partner of Baker Brothers Life Sciences, L.P. is Baker Brothers Life Sciences Capital, L.P., a limited partnership of which the sole general partner is Baker Brothers Life Sciences Capital (GP), LLC. Felix J. Baker and Julian C. Baker are the managing members of Baker Brothers Life Sciences Capital (GP), LLC and share voting and dispositive power over these securities. Messrs. Baker disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(15)

T. Rowe Price Associates, Inc., or TRPA, serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by T. Rowe Price Health Sciences Fund, Inc., T. Rowe Price Health Sciences Portfolio, TD Mutual Funds – TD Health Sciences Fund, AIG Retirement Company I – Health Sciences Fund, John Hancock Trust – Health Sciences Trust, T. Rowe Price New Horizons Fund, Inc., City of New York Deferred Compensation Plan – NYC 457/401K Small Cap Account, T. Rowe Price New Horizons Trust, and T. Rowe Price U.S. Equities Trust, collectively referred to as the T. Rowe Price Funds. TRPA may be deemed to be the beneficial owner of the securities issued to the T. Rowe Price Funds; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities, except to the extent of its pecuniary interest therein. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Investment Services, Inc., or TRPIS, is a registered broker-dealer and a subsidiary of TRPA. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter of securities of the funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling security holders and issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the shares of common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling security holders, which as used herein includes donees, pledgees, transferees or other successors–in–interest selling shares received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	“at the market” or through market makers or into an existing market for the shares;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through the distribution of the common stock by any selling security holder to its partners, members or stockholders;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling security holders may also sell all or a portion of the shares under Rule 144 under the Securities Act, if available, or any other available exemption from registration under the Securities Act, provided that they meet the criteria and conform to the requirements of such rule or exemption, rather than under this prospectus. The selling security holders are not obligated to, and there is no assurance that the selling security holders will, sell all or any of the shares we are registering. The selling security holders may transfer, devise or gift such shares by other means not described in this prospectus.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of any of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus as it may be supplemented from time to time or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus.

In connection with the sale of our shares, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction to the extent required by law).

        The aggregate proceeds to the selling security holders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Company is required to pay certain fees and expenses incurred by the Company and the selling security holders incident to the registration of the shares. The Company has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. If the selling security holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal in amounts to be negotiated. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling security holder. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling security holders, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed underwriting discounts and commissions under the Securities Act. Selling security holders who are deemed “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required under the Securities Act, the number of shares to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act without volume or manner of sale restrictions.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock described herein will be passed upon by Latham & Watkins LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. You can request copies of these documents by writing to the Commission and paying a fee for the copying costs. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our Commission filings are available at the Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the Commission. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the Commission at the address listed above or from the Commission’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	our annual report on Form 10-K for the year ended December 31, 2008, filed on March 16, 2009;
•	our current reports on Form 8-K filed on January 12, 2009, February 20, 2009 and March 12, 2009;
•

the description of our common stock contained in our registration statement on Form S-1 (File No. 333-135821), initially filed on July 17, 2006, including any amendments or reports filed for the purposes of updating this description; and

•	all documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was furnished, rather than filed with the Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Commission under the Securities Act. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

These documents may also be accessed on our website at www.cadencepharm.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following:

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(858) 436-1400

Attention: Investor Relations

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered hereby. The selling security holders will not bear any portion of such expenses. All amounts are estimates except the Commission registration fee.

Item	Amount to be paid
Commission registration fee	$7,699
Legal fees and expenses	75,000
Accounting fees and expenses	10,000
Printing fees and expenses	5,000
Listing fees	65,000

Total	$162,699

Item 15.	Indemnification of Directors and Officers.

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•	any breach of their duty of loyalty to the corporation or the stockholder;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our certificate of incorporation and our bylaws also provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification. We have secured such insurance.

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our charter documents. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by each of these persons in any action or proceeding arising out of his or her services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

See also the undertakings set out in response to Item 17.

Item 16.	Exhibits

Exhibit Number	Description of Exhibit

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Amendment to Amended and Restated Bylaws.

4.3(1)	Amended and Restated Bylaws.

4.4(3)	Securities Purchase Agreement, dated as of February 13, 2009, by and among the Company and the Purchasers listed on the signature pages thereto.

4.5(4)	Registration Rights Waiver and Amendment, dated as of November 29, 2007.

4.6(5)	Amended and Restated Investor Rights Agreement, dated February 21, 2006.

4.7(1)	Form of Specimen Common Stock Certificate.

4.8(3)	Form of Warrant to Purchase Common Stock.

5.1±	Opinion of Latham & Watkins LLP.

23.1±	Consent of Independent Registered Public Accounting Firm.

23.2±	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1±	Power of Attorney (included on the signature page to this registration statement).

±	Included in this registration statement.
(1)

Incorporated herein by reference to the corresponding exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33103) for the period ended September 30, 2006, as filed with the Commission on November 30, 2006.

(2)	Incorporated herein by reference to the corresponding exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-33103) as filed with the Commission on December 17, 2007.
(3)	Incorporated herein by reference to the corresponding exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-33103) as filed with the Commission on February 20, 2009.
(4)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K (File No. 001-33103) as filed with the Securities and Exchange Commission on December 3, 2007.
(5)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-135821) as filed with the Securities and Exchange Commission on July 17, 2006.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of, and included in, the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(3) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Cadence Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 20th day of March, 2009.

CADENCE PHARMACEUTICALS, INC.

By:	/S/ THEODORE R. SCHROEDER
Theodore R. Schroeder
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore R. Schroeder and William R. LaRue, and each or either of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THEODORE R. SCHROEDER Theodore R. Schroeder	President, Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2009

/S/ WILLIAM R. LARUE William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	March 20, 2009

/S/ CAM L. GARNER Cam L. Garner	Chairman of the Board of Directors	March 20, 2009

/S/ BRIAN G. ATWOOD Brian G. Atwood	Director	March 20, 2009

/s/ SAMUEL L. BARKER, Ph.D. Samuel L. Barker, Ph.D.	Director	March 20, 2009

/s/ MICHAEL A. BERMAN, M.D. Michael A. Berman, M.D.	Director	March 20, 2009

/s/ JAMES C. BLAIR, Ph.D. James C. Blair, Ph.D.	Director	March 20, 2009

/s/ ALAN D. FRAZIER Alan D. Frazier	Director	March 20, 2009

/s/ TODD W. RICH Todd W. Rich	Director	March 20, 2009

/s/ CHRISTOPHER J. TWOMEY Christopher J. Twomey	Director	March 20, 2009

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Amendment to Amended and Restated Bylaws.

4.3(1)	Amended and Restated Bylaws.

4.4(3)	Securities Purchase Agreement, dated as of February 13, 2009, by and among the Company and the Purchasers listed on the signature pages thereto.

4.5(4)	Registration Rights Waiver and Amendment, dated as of November 29, 2007.

4.6(5)	Amended and Restated Investor Rights Agreement, dated February 21, 2006.

4.7(1)	Form of Specimen Common Stock Certificate.

4.8(3)	Form of Warrant to Purchase Common Stock.

5.1±	Opinion of Latham & Watkins LLP.

23.1±	Consent of Independent Registered Public Accounting Firm.

23.2±	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1±	Power of Attorney (included on the signature page to this registration statement).

±	Included in this registration statement.
(1)

Incorporated herein by reference to the corresponding exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33103) for the period ended September 30, 2006, as filed with the Commission on November 30, 2006.

(2)	Incorporated herein by reference to the corresponding exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-33103) as filed with the Commission on December 17, 2007.
(3)	Incorporated herein by reference to the corresponding exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-33103) as filed with the Commission on February 20, 2009.
(4)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K (File No. 001-33103) as filed with the Securities and Exchange Commission on December 3, 2007.
(5)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-135821) as filed with the Securities and Exchange Commission on July 17, 2006.